Exhibit 99.1

Execution Copy

PURCHASE AND ASSUMPTION AGREEMENT

Between

MILLENNIUM BANK, N.A.

(“Seller”)

and

EVB

(“Purchaser”)

PURCHASE AND ASSUMPTION AGREEMENT

ARTICLE I TRANSFER OF ASSETS AND LIABILITIES	1
Section 1.1. Transferred Assets	1
Section 1.2. Purchase Price	2
Section 1.3. Deposit Liabilities	3
Section 1.4. Loans Transferred	6
Section 1.5. Safe Deposit Business	9
Section 1.6. Employee Matters	9
Section 1.7. Records and Data Processing	10
Section 1.8. Security	11
Section 1.9. Taxes and Fees; Proration of Certain Expenses	11
Section 1.10. Real Property	11
Section 1.11. Purchase Price Allocation	15

ARTICLE II CLOSING AND EFFECTIVE TIME	15
Section 2.1. Effective Time	15
Section 2.2. Closing	15
Section 2.3. Post-Closing Adjustments	18

ARTICLE III INDEMNIFICATION	19
Section 3.1. Seller’s Indemnification of Purchaser	19
Section 3.2. Purchaser’s Indemnification of Seller	19
Section 3.3. Claims for Indemnity	19
Section 3.4. Limitations on Indemnification.	20
Section 3.5. Exclusive Remedy.	20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER	21
Section 4.1. Corporate Organization	21
Section 4.2. No Violation	21
Section 4.3. Corporate Authority	21
Section 4.4. Enforceable Agreement	21
Section 4.5. No Brokers	21
Section 4.6. Personal Property	22
Section 4.7. Real Property	22
Section 4.8. Condition of Property	22
Section 4.9. Loans	22
Section 4.10. Compliance with Certain Laws	23
Section 4.11. Community Reinvestment Act Representation	23
Section 4.12. Limitation of Representations and Warranties	23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER	23
Section 5.1. Corporate Organization	23
Section 5.2. No Violation	24
Section 5.3. Corporate Authority	24
Section 5.4. Enforceable Agreement	24
Section 5.5. No Brokers	24

ARTICLE VI OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME	24
Section 6.1. Access to Information	24
Section 6.2. Delivery of Magnetic Media Records	25
Section 6.3. Application for Approval to Effect Purchase of Assets and Assumption of Liabilities	25
Section 6.4. Conduct of Business; Maintenance of Properties	25
Section 6.5. No Solicitation by Seller	26
Section 6.6. Further Actions	27
Section 6.7. Fees and Expenses	27
Section 6.8. Breaches with Third Parties	27
Section 6.9. Insurance	27
Section 6.10. Public Announcements	27
Section 6.11. Tax Reporting	27
Section 6.12. Use of Seller’s Name and Documents	28

ARTICLE VII CONDITIONS TO PURCHASER'S OBLIGATIONS	28
Section 7.1. Representations and Warranties True	28
Section 7.2. Obligations Performed	28
Section 7.3. No Adverse Litigation	28
Section 7.4. Regulatory Approval	28

ARTICLE VIII CONDITIONS TO SELLER'S OBLIGATIONS	29
Section 8.1. Representations and Warranties True	29
Section 8.2. Obligations Performed	29
Section 8.3. No Adverse Litigation	29
Section 8.4. Regulatory Approval	29

ARTICLE IX TERMINATION	29
Section 9.1. Methods of Termination	29
Section 9.2. Procedure Upon Termination	30
Section 9.3. Payment of Expenses	31

ARTICLE X MISCELLANEOUS PROVISIONS	31
Section 10.1. Amendment and Modification	31
Section 10.2. Waiver or Extension	31

ii

Section 10.3. Assignment	31
Section 10.4. Confidentiality	32
Section 10.5. Knowledge of Seller	32
Section 10.6. Retention of Documents	32
Section 10.7. Addresses for Notices, Etc.	32
Section 10.8. Counterparts	34
Section 10.9. Headings	34
Section 10.10. Governing Law	34
Section 10.11. Sole Agreement	34
Section 10.12. Severability	34
Section 10.13. Parties In Interest	34

iii

PURCHASE AND ASSUMPTION AGREEMENT

              THIS PURCHASE AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of November 30, 2007 between MILLENNIUM BANK, N.A., a national banking association having its principal offices in Reston, Virginia (“Seller”), and EVB, a Virginia banking corporation having its principal offices in Tappahannock, Virginia (“Purchaser”):

W I T N E S S E T H:

WHEREAS, Seller wishes to transfer, upon the terms and conditions set forth herein, certain assets and certain deposit and other liabilities of the offices at the locations set forth in Exhibit 1 (collectively the “Banking Centers”); and

WHEREAS, Purchaser wishes to buy such assets and assume such liabilities upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

ARTICLE I

TRANSFER OF ASSETS AND LIABILITIES

Section 1.1. Transferred Assets.

(a)

As of the Effective Time (as defined in Section 2.1) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, all of the rights, title and interests of Seller in the following assets associated with the Banking Centers and identified in this Agreement and the Exhibits hereto, and not otherwise excluded from sale pursuant to the provisions of Subsection 1.1(b):

(1)

subject to Section 1.10, the leases (the “Real Property Leases”) as to the real property, and the improvements thereon (the “Real Property”), at the Banking Centers, together with all rights and appurtenances pertaining thereto; all of which leases are listed on Exhibit 1.1(a)(1);

(2)

except as provided in Section 1.1(b), the furniture, fixtures, leasehold improvements, equipment and other tangible personal property owned by Seller and located at each Banking Center or used in conducting Seller’s business at each Banking Center (the “Personal Property”);

(3)	[OMITTED INTENTIONALLY]

(4)	all safe deposit contracts and leases for the safe deposit boxes located at the Banking Centers as of the Effective Time (the “Safe Deposit Contracts”);

(5)	all Loans (as defined in Section 1.4(a)) transferred pursuant to Section 1.4;

(6)	all coins and currency located at the Banking Centers as of the Effective Time (the “Coins and Currency”);

(7)	all merchant services accounts associated with Deposit Liabilities (as defined in Section 1.3(a)) located at the Banking Centers; and

(8)	all night depository contracts.

(b)

Excluded from the assets, properties and rights being transferred, conveyed and assigned to Purchaser under this Agreement are the assets listed on Exhibit 1.1(b) hereto, Seller’s rights in and to the names “Millennium Bank,” “Millennium,” and any variant thereof, and any of Seller’s corporate logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names, and trade names and logos of third parties with whom Seller has contracted to provide services to its customers (together, the “Excluded Assets”). Seller shall coordinate with Purchaser to remove the Excluded Assets from the Banking Centers on or prior to the Effective Time. Seller shall remove the Excluded Assets at its own cost, and, apart from making any reasonable repairs necessitated by removing the Excluded Assets, Seller shall be under no obligation to restore the Banking Centers premises to their original condition, which shall be the responsibility of Purchaser.

Section 1.2. Purchase Price.

(a)	As consideration for the purchase of the Banking Centers, Purchaser shall pay Seller a purchase price (the “Purchase Price”) equal to the sum of the following:

(1)	A premium for the Deposit Liabilities (as defined in Section 1.3(a)) and franchise value related to the Banking Centers equal to 9.25% of the Deposit Liabilities;

(2)	The Net Book Value (as defined in Section 1.2(d)), including accrued interest, for the Loans as set forth in Section 1.4;

(3)	The Net Book Value (as defined in Section 1.2(d)) of the Personal Property; and

(4)	The face amount of the Coins and Currency.

(b)

In addition, Purchaser shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Seller arising on or after the Effective Time relating to the Real Property Leases, the Safe Deposit Contracts, and the Deposit Liabilities (including all accrued interest relating thereto) (collectively, the “Assumed Liabilities”); provided, that any cash items paid by Seller and not cleared prior to the Effective Time shall be the responsibility of Seller, subject to the terms of Section 1.3.

(c)

Seller shall prepare a balance sheet (the “Pre-Closing Balance Sheet”) in accordance with customary banking practices as of a date two business days prior to the Effective Time anticipated by the parties (the “Pre-Closing Balance Sheet Date”) reflecting the assets to be sold and assigned and the liabilities to be transferred and assumed hereunder, all based on the estimated book value of such assets and liabilities as of the Effective Time; Seller agrees to pay to Purchaser at the Closing (as defined in Section 2.1), in immediately available funds, the excess amount, if any, of the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet over the aggregate Purchase Price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet. Purchaser agrees to pay Seller at the Closing by wire transfer, in immediately available funds, the excess, if any, of the aggregate Purchase Price computed in accordance with subsection (a) above, as reflected by the Pre-Closing Balance Sheet, over the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above as reflected by the Pre-Closing Balance Sheet. Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet (as defined in Section 2.3).

(d)

For purposes of this Agreement, “Net Book Value” means the value determined from the Post-Closing Balance Sheet; provided, however, that such value shall not include the loan loss reserve attributable to any Loan or any general reserve, and provided further that, if the Closing occurs on any day other than the first (1st) day of a calendar month, then, with respect to the depreciable assets to be transferred hereunder, the depreciation thereon shall be prorated based on the number of days elapsed during the month of Closing from through the date of Closing and the total number of days in such month.

Section 1.3. Deposit Liabilities.

(a)

“Deposit Liabilities” shall mean all of Seller’s duties, obligations and liabilities relating to the deposit accounts (except as set forth in Section 1.3(b)) located at and attributable to the Banking Centers as of the Effective Time (including accrued but unpaid or uncredited interest thereon), including, but not limited to, demand deposit accounts, savings accounts, certificates of deposit and deposits held in Individual Retirement Accounts. A projected list of the Deposit Liabilities is attached hereto as Exhibit 1.3(a) and shall be updated as soon as practicable after Closing.

(b)

Except for those liabilities and obligations specifically assumed by Purchaser under Section 1.2(b) and except as otherwise provided in Section 1.6(a), Purchaser is not assuming any other liabilities or obligations of Seller or otherwise. Subject to the limitations on indemnification set forth in Section 3.4, liabilities not assumed include, but are not limited to, the following:

(1)

Seller’s official checks, cashier checks, letters of credit, money orders, interest checks and expense checks issued prior to Closing, consignments of U.S. Government “E” and “EE” bonds and any and all traveler’s checks.

(2)

Liabilities or obligations of Seller with respect to any litigation, suits, claims, demands or governmental proceedings arising, commenced or made known to Seller prior to Closing or arising from events occurring prior to Closing.

(3)	Accounts overdrawn or without sufficient funds on the Pre-Closing Balance Sheet, except that at Closing Purchaser may elect to purchase any one or more of such accounts.

(4)	Deposit accounts associated with lines of credit where the line of credit is excluded in accordance with Section 1.4 (b).

(5)	Seller’s obligations for or under any data processing contracts.

(6)	Deposit accounts associated with Seller’s national or regional account relationships, if any.

(7)	Closed accounts of any kind or listings or descriptions of such accounts.

(c)	Seller does not represent or warrant that any deposit customers whose accounts are assumed by Purchaser will become or continue to be customers of Purchaser after the Effective Time.

(d)

Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser.

(e)	If, after the Effective Time, any depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, demands payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making any such payment; provided, that if Seller shall pay the same, Purchaser agrees to reimburse Seller for any payments, and Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any checks, drafts or withdrawal orders processed after the Effective Time drawn on such Deposit Liabilities, and any such representations or warranties implied by law are hereby expressly disclaimed. Seller and Purchaser shall make arrangements to provide for the daily settlement by Purchaser with immediately available funds of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within 120 calendar days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Purchaser; provided, however, that Seller shall be held harmless and indemnified by Purchaser for acting in accordance with such arrangements.

(f)

Purchaser agrees, at its cost and expense, (1) to notify the depositors of assumed accounts, on or before the Effective Time, in a form and mailed on a date mutually acceptable to Seller and Purchaser, of Purchaser’s assumption of Deposit Liabilities, and (2) to furnish such depositors with checks on the forms of Purchaser and with instructions to utilize Purchaser’s checks and to destroy unused check, draft and withdrawal order forms of Seller. (If Purchaser so elects, Purchaser may offer to buy from such depositors their unused Seller's check, draft and withdrawal order forms.) In addition, Seller will notify its affected customers by letter of the pending assignment of the Deposit Liabilities to Purchaser, which notice shall be at Seller’s cost and expense and shall be in a form and mailed on a date mutually agreeable to Seller and Purchaser.

(g)

Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to an assumed account as of the Effective Time that are properly returned to Seller after the Effective Time.

(h)

On and after the Effective Time, Purchaser will assume and discharge Seller’s duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the Assumed Liabilities.

(i)

On and after the Effective Time, Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller’s right of access to such records as provided in this Agreement.

(j)

Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time; provided, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller’s business. Seller will be entitled to impose normal fees and service charges on a per item basis at Closing, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

(k)

Seller will timely provide to Purchaser the 1099 data required for Purchaser to comply with all laws, rules and regulations regarding 2007 and 2008 tax reporting of transactions of such accounts through the Effective Time.

(l)

As of the Effective Time, Purchaser, at its expense, will notify all Automated Clearing House (“ACH”) originators of the transfers and assumptions made pursuant to this Agreement; provided, that Seller may, at its option, notify all such originators itself (on behalf of Purchaser) also at the expense of Purchaser. For a period of 120 calendar days beginning on the Effective Time, Seller will honor all ACH items related to accounts assumed under this Agreement that are routed or presented to Seller. Seller will make no charge to Purchaser for honoring such items, and will electronically transmit such ACH data to Purchaser. If Purchaser cannot receive an electronic transmission, Seller will make available to Purchaser at Seller’s operations center receiving items from the Automated Clearing House tapes containing such ACH data. Items routed or presented after the 120 day period shall be returned to the presenting party. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of any ACH items honored by Seller, and Seller shall be held harmless and indemnified by Purchaser for acting in accordance with this arrangement to accept ACH items.

(m)

After the Effective Time, Purchaser agrees to use commercially reasonable efforts to collect from Purchaser’s customers amounts equal to any Visa or MasterCard charge backs under the MasterCard and Visa Merchant Agreements between Seller and its customers, or amounts equal to any deposit items returned to Seller after the Effective Time that were honored by Seller prior to the Effective Time, and remit such amounts so collected to Seller. Purchaser agrees to immediately freeze and remit to Seller any funds, up to the amount of the charged back or returned item that had been previously credited by Seller, if such funds are available at the time of notification by Seller to Purchaser of the charged back or returned item and such charge back is permitted. Notwithstanding the foregoing, Purchaser shall have no duty to remit funds for any item or charge that has been improperly returned or charged to Seller. Solely for the purposes of this Section 1.3(m), all references to Seller shall be deemed to include Seller and its assignees.

Section 1.4. Loans Transferred.

(a)

Seller will transfer to Purchaser as of the Effective Time, subject to the terms and conditions of this Agreement, all of Seller’s right, title and interest in (including collateral relating thereto) loans maintained, serviced and listed in Seller’s records as loans of the Banking Centers (collectively, the “Loans”); provided, however, the Loans shall not include any loans described in subsection (b) below. Such Loans (as well as any security interest related thereto) shall be transferred by means of a blanket (collective) assignment and not individually (except as may be otherwise required by law). Purchaser shall inform Seller not less than 45 calendar days prior to the proposed Closing of any case in which filing information relating to any collateral for the Loans will be required for preparation of any assignments of liens. A projected list of the Loans is attached hereto as Exhibit 1.4(a) that shall be updated as soon as practicable after Closing.

(b)	Notwithstanding the provisions of subsection (a) above, the Loans shall not include:

(1)

nonaccruals (which term shall mean loans in which the collateral securing same has been repossessed, or in which collection efforts have been instituted, or claim and delivery or foreclosure proceedings have been filed) and classified loans;

(2)

loans 60 calendar days or more past due, which are classified, or that have been charged off; provided further that if any Loans, subsequent to the execution of this Agreement and prior to the Effective Time, are classified by the applicable bank examiners or Seller, as "doubtful'" "substandard," "loss," or "special mention," or the equivalent on Seller’s loan grading system, then such Loans, at the option of Purchaser, may be excluded;

(3)	loans upon which insurance has been force-placed;

(4)	loans in connection with which the borrower has filed a petition for relief under the United States Bankruptcy Code prior to the Effective Time;

(5)

loans identified by Purchaser in writing within 30 calendar days after Purchaser’s due diligence review of the Banking Centers’ loans which ended November 9, 2007 (the “Due Diligence Review”) as not being purchased because of failure to meet the credit or aggregate loan exposure standards of Purchaser; and (b) loans closed by Seller on or after November 6, 2007 up to and including the Effective Time, identified in writing by Purchaser within 30 calendar days after the Effective Time as not being purchased because of failure to meet the credit or aggregate loan exposure standards of Purchaser;

(6)	any other loans identified on Exhibit 1.4(b);

(7)	loan loss reserves; or

(8)	loans paid in full prior to the Effective Time.

(c)

Seller and Purchaser agree that Purchaser will become the beneficiary of credit life insurance written on direct consumer installment Loans and debt cancellation and disability coverage agreements written on any Loans. If Purchaser becomes the beneficiary of credit life insurance or debt cancellation and disability coverage written on any Loans, Seller and Purchaser agree to cooperate in good faith to develop a mutually satisfactory method by which the current insurer will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time. The parties’ obligations in this section are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations. The parties shall cooperate to resolve any issues related to payment of premiums. If the parties determine that loans subject to debt cancellation and disability coverage cannot be adequately serviced by Purchaser, the parties shall exclude such Loans from purchase hereunder.

(d)

In connection with the transfer of any Loans requiring notice to the borrower, Purchaser and Seller agree to comply with all notice and reporting requirements of the Loan documents or of any applicable law or regulation.

(e)	All Loans transferred to Purchaser shall be valued at their Net Book Value, such value to include accrued but unpaid interest.

(f)

All Loans will be transferred to Purchaser without recourse (except as otherwise provided herein) and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans, provided that, if any Loans are found to have any collateral perfection deficiency within six months after the Effective Time, Seller shall purchase such Loans from Purchaser in an amount equal to the principal of, accrued interest on and any fees on such Loans.

(g)

Purchaser will at its expense issue new coupon books for payment of Loans for which Seller provides coupon books with instructions to utilize Purchaser’s coupons and to destroy coupons furnished by Seller.

(h)

For a period of 90 calendar days after the Effective Time, Seller will forward to Purchaser Loan payments received by Seller. Purchaser shall reimburse Seller upon demand for checks returned on payments forwarded to Purchaser; provided, however, to the extent possible, Seller will deduct the amount of such returned checks from payments received and shall settle with Purchaser by a mutually agreeable method.

(i)

As of the Effective Time, Seller shall transfer and assign all files, documents and records related to the Loans (the “Records”) to Purchaser, and, upon receipt from Seller, Purchaser will be responsible for maintaining and safeguarding all the Records in accordance with applicable law and sound banking practices.

(j)

If the balance due on any Loan purchased pursuant to this Section 1.4 has been reduced by Seller as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand.

(k)	Seller shall grant to Purchaser as of the Effective Time a limited power of attorney, in substantially the form attached hereto as Exhibit 1.4(k) (the “Power of Attorney”).

Section 1.5. Safe Deposit Business.

(a)

As of the Effective Time, Purchaser will assume and discharge Seller’s obligations with respect to the safe deposit box business at the Banking Centers arising on or after the Effective Time in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them; provided that nothing herein shall be deemed to prohibit Purchaser, after the Effective Time, from discontinuing the safe deposit box services or facilities at the Banking Centers (all in accordance with applicable law and any contractual obligations regarding the same).

(b)

As of the Effective Time, Seller shall transfer and assign the records related to such safe deposit box business to Purchaser, and Purchaser shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Banking Centers.

(c)

Safe deposit box rental payments (not including late payment fees) collected by either Seller or Purchaser applying to periods both before and after the Effective Time shall be prorated as of the Effective Time.

Section 1.6. Employee Matters.

(a)

Purchaser shall offer employment to all employees (the “Employees”) employed by Seller at the Banking Centers as of the Effective Time (other than employees whose function does not relate exclusively to operation of any Banking Center) in each case in a position similar in most respects to their respective then current functional positions and locations with remuneration not less than levels at the Effective Time and benefits generally equivalent to benefits offered by Purchaser to similarly situated employees of Purchaser. Except for Purchaser’s qualified and nonqualified pension plans (if any), Employees who become employees of Purchaser as of the Effective Time (“Transferred Employees”) shall receive full credit for their prior service with Seller under Purchaser’s benefit plans and policies, including its vacation and sick leave policies, to the same extent as if such service had been with Purchaser. As of the Effective Time, the Transferred Employees and their dependents, if any, covered under Seller’s health insurance plan preceding the Effective Time shall be covered under Purchaser’s health insurance plan without being subject to any pre-existing condition limitations or exclusions. Transferred Employees shall not be required to satisfy the deductible and employee payments required by Purchaser’s comprehensive medical and/or dental plans for the calendar year of the Effective Time (i) to the extent of amounts previously credited during such calendar year under comparable plans maintained by Seller, or (ii) to the extent the same is waived in its entirety by the applicable insurer, as determined by the applicable insurer in its sole discretion. Purchaser will assume all sick and vacation time accrued, but not used, by the Transferred Employees up to the date of the Closing. With respect to Purchaser’s qualified and nonqualified pension plans, Transferred Employees shall receive full credit for prior service with Seller (and with other entities to the extent service with any such entity is treated by Seller as service with it) for purposes of determining their participation eligibility and vesting rights to the same extent as if such service had been with Purchaser. Benefits under Purchaser’s pension plans for Transferred Employees shall be determined solely with reference to service with Purchaser.

(b)

Seller makes no representations or warranties about whether any of its employees will remain at the Banking Centers and become and remain employed by Purchaser after the Effective Time. Seller will use its commercially reasonable best efforts to maintain the employees as employees of Seller at the Banking Centers until the Effective Time. Purchaser shall have no responsibilities or rights with respect to any employee of Seller whose employment shall be terminated for any reason prior to the Effective Time or who shall elect not to become an employee of Purchaser. Seller agrees that, for a period of 12 months after the Effective Time, it will not solicit for employment any Transferred Employee who remains employed by Purchaser.

(c)

Any Transferred Employee whose employment is terminated by Purchaser within 12 months after the Effective Time shall be entitled to receive severance benefits in accordance with the severance policies of Purchaser to the extent the Transferred Employee qualifies for such severance benefits (taking into account the Transferred Employee’s service with Seller.)

Section 1.7. Records and Data Processing.

(a)

As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchaser will preserve and safekeep such files, documents and records as required by applicable law and sound banking practice. After the Effective Time, Purchaser will permit Seller and its representatives at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce (at Seller’s expense) any such files, documents or records as Seller reasonably deems necessary.

(b)

As of the Effective Time, Seller will permit Purchaser and its representatives, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce (at Purchaser’s expense) files, documents or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Purchaser reasonably deems necessary.

(c)	It is understood that certain of Purchaser's and Seller’s records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 1.8. Security.

As of the Effective Time, Purchaser shall become solely responsible for the security of and insurance on all persons and property located in or about the Banking Centers.

Section 1.9. Taxes and Fees; Proration of Certain Expenses.

Purchaser shall be responsible for the payment of all fees and taxes related to this transaction, including, without limitation, any real estate transfer and recordation taxes, fees and costs incurred in connection with any assignment of the Real Property Leases, except that Purchaser shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of the transactions herein. Purchaser shall not be responsible for any income tax liability of Seller arising from the business or operations of the Banking Centers before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Banking Centers after the Effective Time. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, deposit insurance premiums, other ordinary operating expenses of the Banking Centers and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent that any such item has been prepaid by Seller for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Seller.

Section 1.10. Real Property.

(a)	Title and Leasehold Matters.

(i)

Seller agrees to deliver to Purchaser as soon as practicable after execution of this Agreement copies of all title and lease information in the possession of Seller, including, but not limited to, title insurance policies, surveys, covenants, deeds, notes and mortgages, subleases and easements relating to the leasehold estates of Seller under the Real Property Leases (the “Leasehold Estates”). Such delivery shall not constitute any warranty by Seller as to the accuracy or completeness thereof or that Purchaser is entitled to rely thereon.

(ii)

Purchaser agrees to notify Seller in writing within 30 calendar days after the date of this Agreement of any mortgages, pledges, material liens, encumbrances, reservations, subtenancies, encroachments, overlaps or other title exceptions or zoning or similar land use violations (excluding legal but nonconforming uses) related to the Leasehold Estates to which Purchaser reasonably objects (the “Title Defects”). Purchaser agrees that Title Defects shall not include real property taxes not yet due and payable, or easements, restrictions, tenancies, and rights of way that do not materially interfere with the use of the Real Property pursuant to the Leasehold Estates as a Banking Center or defects that Purchaser can obtain protection from through purchase of title insurance at regular rates (or higher rates if the excess over the regular rate is paid by Seller). Seller shall make a good faith effort to correct any Title Defect to Purchaser’s reasonable satisfaction at least 10 calendar days prior to Closing; provided, that Seller shall not be obligated to bring any lawsuit or make any payments of money in the aggregate in excess of $5,000 (except to pay liens that Seller does not dispute in good faith) to cure Title Defects pursuant to this Section 1.10. If Seller fails to cure any such Title Defects (to the extent that Purchaser is obligated to do so under this Section) to Purchaser’s reasonable satisfaction, Purchaser shall receive title in its then existing condition with a corresponding Purchase Price adjustment that is agreeable to both parties. Any such Purchase Price adjustment shall not exceed $5,000, less the aggregate cost to Seller of correcting Title Defects pursuant to this Section 1.10. Notwithstanding the foregoing, in the event that: (i) Seller is unable or unwilling to cure any such Title Defects to Purchaser’s reasonable satisfaction; and (ii) the aggregate cost of curing Title Defects pursuant to this Section 1.10 is in excess of $5,000, Purchaser shall have the option (upon written notice to Seller, such notice to be received by Seller no later than 10 calendar days after Purchaser becomes aware of (i) and (ii), above) to terminate this Agreement.

(iii)

Purchaser shall have the right to update title matters at Closing for any changes that may have arisen between the date of Purchaser’s original title search and the Closing Date. If such update indicates that any Title Defects have been placed of record since the date of Purchaser’s original title search, and Purchaser reasonably objects thereto, then Seller may elect to delay the Closing for up to 30 calendar days while Seller makes a good faith effort to cure such Title Defects to Purchaser’s reasonable satisfaction; provided, that Seller shall not be obligated to bring any lawsuit or make any payments of money in aggregate in excess of $5,000 (except to pay liens that Seller does not dispute in good faith) to cure Title Defects pursuant to this Section 1.10. If Seller is unable to cure any such Title Defects (to the extent that Purchaser is obligated to do so under this Section) within such 30 day period, Purchaser shall receive title in the then existing condition with a corresponding Purchase Price adjustment agreeable to both parties. Any such Purchase Price adjustment shall not exceed $5,000, less the aggregate cost to Seller of correcting Title Defects pursuant to this Section 1.10. Notwithstanding the foregoing, in the event that: (i) Seller fails to cure any such Title Defects to Purchaser’s reasonable satisfaction; and (ii) the aggregate cost of curing Title Defects pursuant to this Section 1.10 is in excess of $5,000, Purchaser shall have the option (upon written notice to Seller, such notice to be received by Seller no later than 10 calendar days after Purchaser becomes aware of (i) and (ii), above) to terminate this Agreement.

(b)	Environmental Matters.

Purchaser shall have the right to conduct such investigation of environmental matters with respect to the Real Property as it may reasonably require and shall report the results of any such investigation, together with its objections to any material violation of applicable environmental law that affects the Real Property or the use thereof as a Banking Center or any condition of the Real Property that would require investigation or clean-up under applicable law or regulation, if any, to Seller no later than 60 calendar days after the date of this Agreement; provided, that without the prior written consent of Seller, Purchaser shall not conduct any ground water monitoring or install any test well or undertake any other investigation that requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United States Environmental Protection Agency. If Purchaser's Phase I environmental site assessment, if any, recommends that groundwater be sampled, test wells be installed or that any other investigation that requires a permit license or report be undertaken and Seller does not consent to allow the recommended work, Purchaser may terminate this Agreement and receive a full refund of any deposits paid under this Agreement. Seller has no actual Knowledge of (i) any material violation of applicable environmental law that materially affects the Real Property or the use thereof as a Banking Center or (ii) any condition of the Real Property that would require investigation or clean-up under any applicable environmental statute, regulation or ordinance. If Purchaser objects to any “Environmental Issue,” Seller and Purchaser shall address such Environmental Issue as set forth in subsection (d) below. As used herein, the term “Environmental Issue” shall mean an issue discovered by Purchaser’s investigation as provided for in subsection (d) below which constitutes a material violation of applicable environmental law that materially affects the value of either Leasehold Estate or the use of the Real Property as a Banking Center, or any material condition at or under the Real Property that would reasonably be expected to give rise to a material liability under applicable environmental law including, without limitation, clean-up and remediation obligations. Seller shall provide to Purchaser no later than 10 days after the date of this Agreement all documents in the possession of Seller or its agents (including, without limitation, all environmental consultants) pertaining to the environmental condition of the Real Property.

(c)	Facilities Inspection.

Purchaser shall have the right, for and during the period ending 45 calendar days following the date of execution of this Agreement (the “Inspection Period”), to inspect the physical condition of the Real Property for use as a bank, including, without limitation, compliance of the Real Property with the provisions of the Americans with Disabilities Act (collectively, “Inspection Issues”). These inspections shall be conducted during regular business hours by qualified inspectors or employees of Purchaser or its affiliates following not less than three business days notice to Seller. Prior to entry upon the property, Purchaser will confirm to Seller the existence of general liability insurance in coverage amounts reasonably acceptable to Seller. Any physical disturbance to the Real Property shall be subject to Seller’s prior approval, which may be subject to such reasonable repair and restoration conditions as Seller may impose (including, without limitation, the obligation to repair any disturbed area to its condition immediately prior to that disturbance). Purchaser promptly shall provide Seller with copies of any and all written reports in connection with those inspections, at no cost to Seller, upon Seller’s request.

(d)	Correction of Defects.

If Purchaser discovers a defect or defects in one or both of the Banking Centers with respect to Inspection Issues or Environmental Issues (a “Defect” or “Defects”) that would, in aggregate, require the expenditure of over $5,000 to correct, as determined by Purchaser in its reasonable discretion, Purchaser shall promptly give written notice thereof to Seller describing the Defect or Defects in detail, and Seller shall have the obligation to pay up to the sum of $5,000 to cure such Defects prior to the Effective Time, if reasonably possible, or as soon thereafter as can be reasonably accomplished. For the avoidance of any doubt, Purchaser shall pay the first $5,000 of the aggregate cost of curing the Defects and Seller shall thereafter pay up to $5,000 of the aggregate cost of curing the Defects. If Seller is unable or unwilling to cure any such Defect (to the extent that Purchaser is obligated to do so under this Section) to Purchaser’s reasonable satisfaction, Purchaser shall receive title to the Banking Centers in their then existing condition with a corresponding Purchase Price adjustment that is agreeable to both parties. Any such Purchase Price adjustment shall not exceed $5,000, less the aggregate cost to Seller of correcting Defects pursuant to this Section 1.10. In the event that: (a) Seller is unable or unwilling to cure any Defects to Purchaser’s reasonable satisfaction; and (b) the aggregate cost of curing Defects pursuant to this Section 1.10 is in excess of $10,000, Purchaser shall have the option (upon written notice to Seller, such notice to be received by Seller no later than 10 calendar days after Purchaser is notified in writing of or confirms in writing its awareness of (a) and (b), above) to terminate this Agreement.

Section 1.11. Purchase Price Allocation.

The parties have agreed that the Purchase Price, adjusted to include any Assumed Liabilities and all other capitalized costs shall be allocated as set forth on Exhibit 1.11 hereof in accordance with Code Section 1060 and the Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). The parties and their Affiliates shall report, act and file tax returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation and shall each promptly provide the other with any information in connection with the foregoing. None of the parties shall take any position (whether in audits, tax returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law.

ARTICLE II

CLOSING AND EFFECTIVE TIME

Section 2.1. Effective Time.

The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the “Closing”) to be held at a mutually agreeable time and location within 15 calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, or at such other place, time or date on which the parties shall mutually agree. The effective time (the “Effective Time”) shall be 2:00 p.m. local time, on the day on which the Closing occurs (the “Closing Date”). Purchaser agrees that it will be prepared to consummate the Closing no later than March 31, 2008.

Section 2.2. Closing.

(a)

All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

(b)	At the Closing, subject to all the terms and conditions of this Agreement, Seller shall execute (where appropriate) and deliver or make reasonably available to Purchaser:

(1)

A Bill of Sale, in substantially the form attached hereto as Exhibit 2.2(b)(2) (the “Bill of Sale”), transferring to Purchaser all of Seller’s interest in the Personal Property, the Loans and other assets;

(2)

An Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 2.2(b)(3) (the “Assignment and Assumption Agreement”), assigning Seller’s interest in the Real Property Leases, the Safe Deposit Contracts, and the Deposit Liabilities;

(3)	Consents from lessors under the Real Property Leases, to the extent that such consents are required under such leases to effect the assignment of

Seller’s interest therein to Purchaser pursuant to the Assignment and Assumption Agreement;

(4)	Consents from third persons that are required to effect the other assignments set forth in the Assignment and Assumption Agreement;

(5)	Seller’s keys to the safe deposit boxes and Seller’s records related to the safe deposit box business at the Banking Centers;

(6)	Seller’s files and records related to the Loans, including, without limitation, original executed notes and Loan documents;

(7)	Any collateral securing the Loans;

(8)	Seller’s records related to the Deposit Liabilities assumed by Purchaser;

(9)	Immediately available funds in the net amount shown as owing to Purchaser by Seller on the Closing Statement, if any;

(10)	The Coins and Currency;

(11)	Such of the other assets to be purchased as shall be capable of physical delivery;

(12)

A certificate of a proper officer of Seller, dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

(13)	A certified copy of a resolution of the Board of Directors of Seller, or its Executive Committee, approving the sale of the Banking Centers contemplated hereby;

(14)

Such certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

(15)	A Closing Statement, substantially in the form attached hereto as Exhibit 2.2(b)(14) (the “Closing Statement”);

(16)	The Pre-Closing Balance Sheet;

(17)	An affidavit of Seller certifying that Seller is not a “foreign person” as defined in the federal Foreign Investment in Real Property Tax Act of 1980;

(18)	The Power of Attorney substantially in the form attached hereto as Exhibit 1.4(k); and

(19)

Such executed customary affidavits and documents as Purchaser’s title insurer may require as a condition to issuing leasehold title insurance policies to Purchaser with respect to the Leasehold Estates.

It is understood that the items listed in subsections (b)(5) and (9) shall be transferred after the Banking Centers have closed for business on the Closing Date and that the records listed in subsections (b)(6) and (7) will be transferred as soon as practicable after the Closing, but in no event more than five business days after the Closing. For purposes of this Agreement, the term “business day” shall mean any day that both Purchaser and Seller are open for business.

(c)	At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall execute (where appropriate) and deliver to Seller:

(1)	The Assignment and Assumption Agreement;

(2)	A certificate and receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement;

(3)	Immediately available funds in the net amount shown as owing to Seller by Purchaser on the Closing Statement, if any;

(4)

A certificate of a proper officer of Purchaser, dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

(5)	A certified copy of a resolution of the Board of Directors, or its Executive Committee, of Purchaser approving the purchase of the Banking Centers contemplated hereby;

(6)

Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt by Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

(7)	The Closing Statement.

(d)	All instruments, agreements and certificates described in this Section 2.2 shall be in form and substance reasonably satisfactory to the parties’ respective legal counsel.

Section 2.3. Post-Closing Adjustments.

(a)

Not later than 15 business days after the Effective Time, Seller shall deliver to Purchaser a balance sheet dated as of the Effective Time and prepared in accordance with customary banking practices reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (including any adjustments to the same required by this Agreement) (the “Post-Closing Balance Sheet”). Additionally, Seller shall deliver to Purchaser the day immediately following the Closing a list of Loans purchased, individually identified by account number, and a list of all Deposit Liabilities assumed, individually identified by account number, each list as of the Effective Time, which lists shall be appended to the Bill of Sale. Thereafter, Seller shall deliver to Purchaser within five (5) days following the Closing a list of Loans purchased, individually identified by account number, and a list of all Deposit Liabilities assumed, individually identified by account number, each list as of the Effective Time, which lists shall also be appended to the Bill of Sale. Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Balance Sheet. Within 15 business days following delivery of the Post-Closing Balance Sheet (the “Adjustment Payment Date”), Seller and Purchaser shall effect the transfer of any funds by wire transfer as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet and the Post-Closing Balance Sheet together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

(b)

In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party that are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Payment Date to the date paid at a per annum rate (calculated daily based on a 360 day year) the applicable Federal Funds Rate. In the event of such a dispute, personnel one level senior to the personnel handling the dispute for both parties will attempt to resolve the dispute using their good faith business judgment. In the event that such discussions do not resolve a dispute, either party may submit the matter to a firm of certified public accountants mutually agreeable to Seller and Purchaser (the “Mediator”), which shall determine such dispute in accordance with the terms and conditions of this Agreement within 30 calendar days after the submission. The parties shall each pay one-half of the fees and expenses of the Mediator. The Post-Closing

Balance Sheet, as agreed upon by the parties and determined under this subsection, shall be final and binding upon the parties.

(c)

The Federal Funds Rate shall mean the rate quoted for Federal Funds in the Money Rates Column of the Wall Street Journal, adjusted daily, for the period beginning with the first calendar day following the Effective Time and ending with the Adjustment Payment Date.

ARTICLE III

INDEMNIFICATION

Section 3.1. Seller’s Indemnification of Purchaser.

Subject to limitations in this ARTICLE III, Seller shall indemnify, hold harmless and defend Purchaser from and against any costs, expenses, liabilities, losses or damages, including without limitation reasonable attorneys’ fees and expenses (a “Loss”), incurred by Purchaser caused by any breach by Seller of any representation or warranty contained herein, and any Loss arising out of any claims, actions, suits or proceedings commenced prior to the Effective Time or arising out of events occurring prior to the Effective Time and relating to operations at the Banking Centers, except to the extent of liabilities assumed or payable hereunder by Purchaser. Claims for indemnity must be made within the time frame set forth in Section 3.3(a).

Section 3.2. Purchaser’s Indemnification of Seller.

Subject to limitations in this ARTICLE III, Purchaser shall indemnify, hold harmless and defend Seller from and against any Loss incurred by Seller caused by any breach by Purchaser of any representation or warranty contained herein and any Loss arising out of any claims, actions, suits or proceedings arising out of events occurring following the Effective Time and relating to operations at the Banking Centers. Claims for indemnity must be made within the time frame set forth in Section 3.3(a).

Section 3.3. Claims for Indemnity.

(a)

A claim for indemnity under Sections 3.1 or 3.2 of this Agreement shall be made by the claiming party prior to the first anniversary of the date on which the Effective Time occurred by the giving of written notice thereof to the other party. Such notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such period shall not be eligible for indemnification and shall be deemed waived and relinquished.

(b)

In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to Section 3.1 or 3.2, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim or lawsuit. In the event that the indemnifying party shall fail to respond within ten business days after receipt of such notice of any such demand, claim or lawsuit, then the indemnified party shall retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of the indemnifying party. In effecting any settlement of any such demand, claim or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party’s approval will be implied if it does not respond within ten business days of its receipt of the written notice of such settlement offer).

Section 3.4. Limitations on Indemnification.

(a)

Notwithstanding the provisions of Section 3.1 and 3.2, in no event will the aggregate liability of Seller under Section 3.1, or Purchaser under Section 3.2, exceed the sum of the Net Book Value of the Personal Property and the premium for Deposit Liabilities, described in Section 1.2(a) (1) and (3).

(b)

Notwithstanding anything to the contrary in this Agreement, including Sections 3.1, 3.2 and 3.4(a), the limitations set forth in Section 3.4(a) shall not apply to any Loss relating to, arising out of or resulting from fraudulent misrepresentation or fraudulent breach of any warranty or any claim with respect to fraudulent inducement to enter into this Agreement.

(c)

Notwithstanding anything to the contrary in this Agreement, the parties shall have no obligations under this Article III for any consequential liability, damage or loss that the indemnified party may suffer.

Section 3.5. Exclusive Remedy.

The procedures provided in this Article III shall constitute the sole and exclusive remedy of the parties after the Closing for any Loss sustained by a party as a result of any breach of this Agreement (regardless of whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever), other than losses or liabilities based upon fraud or fraudulent misrepresentation or as set forth in Section 3.4(b).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

Section 4.1. Corporate Organization.

Seller is an association duly organized, validly existing and in good standing under the laws of the United States. Seller has the power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 4.2. No Violation.

The Banking Centers have been operated in all material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) Seller’s Articles of Incorporation or Bylaws; (b) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision that will result in a default under, or that will cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party.

Section 4.3. Corporate Authority.

The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by Seller's Board of Directors and Seller's sole stockholder, and no further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

Section 4.4. Enforceable Agreement.

This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

Section 4.5. No Brokers.

In the negotiation of this Agreement, there has been no participation or intervention by any person, firm or corporation engaged by Seller other than Scott & Stringfellow, Inc. that would give rise to any claim against Purchaser for a finder’s fee, commission, or similar payment. Notwithstanding any other provision in this Agreement, Seller agrees to hold harmless Purchaser from any finder’s fee, commission, or similar payment due to Scott & Stringfellow, Inc.

Section 4.6. Personal Property.

Seller owns, and will convey to Purchaser at the Closing, all of Seller’s right, title and interest to all of the Personal Property free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances of any kind, except as may otherwise be set forth in this Agreement.

Section 4.7. Real Property.

Seller makes the following representations regarding the Real Property:

(a)

Except as specifically set forth herein, Seller has no Knowledge of any condemnation proceedings pending against the Real Property and, to the Knowledge of Seller, no such proceeding is threatened or proposed.

(b)

Except as specifically set forth herein, Seller has not entered into any agreement regarding the Leasehold Estates, and the Leasehold Estates are not subject to any claim, demand, suit, lien, proceeding or litigation of any kind, pending or outstanding, or to the Knowledge of Seller, threatened or likely to be made or instituted, that would in any way be binding upon Purchaser or its successors or assigns or materially affect or limit Purchaser’s or its successors’ or assigns’ use and enjoyment of the Real Property pursuant to the Leasehold Estates or that would materially limit or restrict Seller’s right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby.

(c)

Seller has and will transfer at Closing by the Assignment and Assumption Agreement good and marketable title to the Leasehold Estates and, at Closing, will own the Leasehold Estates subject to no Title Defects, except as provided for under Section 1.10.

Section 4.8. Condition of Property.

Except as may be otherwise specifically set forth in this Agreement, the Leasehold Estates and Personal Property to be purchased by Purchaser hereunder are sold AS IS, WHERE IS, with no warranties or representations whatsoever, express or implied, except as may be expressly represented or warranted in this Agreement.

Section 4.9. Loans.

(i) Seller has good title to each Loan being purchased by Purchaser and each is a valid and enforceable loan in conformity with applicable laws and regulation; (ii) the documentation relating to each Loan accurately reflects in all material respects the payment history, the outstanding balance of the Loan, and all receipts pertaining to the Loan from the obligor(s) thereof and all credits to which such obligor(s) are entitled, (iii) to the Knowledge of Seller, all signatures on and executions of any documents by Seller in connection with each Loan are genuine; (iv) with respect to each Loan that is secured, Seller has a valid and enforceable lien on the collateral described in the documents relating to such Loan, and such lien has the priority described in Seller’s loan files relating to such Loans (except as enforceability may be limited by bankruptcy laws and other similar laws, generally relating to creditors’ rights and by principles of equity), (v) no taxes or other liability of Seller shall accrue against or be collected from Purchaser out of any Loan by reason of the purchase thereof by Purchaser, (vi) Seller has paid or caused to be paid any and all license, franchise, intangible, stamp or other tax or fee due and owing to any state where a Loan originated, or any political subdivision thereof, arising from or growing out of the acquisition, collection or holding of any Loan, and (vii) neither Seller nor any of its agents, officers, employees or representatives in any manner has been guilty of any civil or criminal fraud with respect to the creation of any Loan or with respect to the transfer, assignment and sale of the same to Purchaser hereunder.

Section 4.10. Compliance with Certain Laws.

To the Knowledge of Seller, the Deposits and Loans were opened, extended or made, and have been maintained, in accordance with all applicable federal and state laws, regulations, rules and orders.

Section 4.11. Community Reinvestment Act Representation.

Seller is in compliance with the Community Reinvestment Act and its implementing regulations, and there are no pending or, to the Knowledge of Seller, threatened actions, proceedings, or allegations by any person or regulatory agency that may cause any regulatory authority to deny any application required to be filed pursuant to this Agreement. In addition, Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

Section 4.12. Limitation of Representations and Warranties.

Except as may be expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter or thing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 5.1. Corporate Organization.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Purchaser has the corporate power and authority to own the properties being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 5.2. No Violation.

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Articles of Association or Bylaws of Purchaser; (b) any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision which will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

Section 5.3. Corporate Authority.

The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, prior to the Effective Date will have been duly authorized by Purchaser, and no further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

Section 5.4. Enforceable Agreement.

This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

Section 5.5. No Brokers.

In the negotiation of this Agreement, there has been no participation or intervention by any person, firm or corporation engaged by Purchaser other than Keefe, Bruyette & Woods, Inc. that would give rise to any claim against Seller for a finder’s fee, commission, or similar payment. Notwithstanding any other provision in this Agreement, Purchaser agrees to hold harmless Seller from any finder’s fee, commission, or similar payment due to Keefe, Bruyette & Woods, Inc.

ARTICLE VI

OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

Section 6.1. Access to Information.

Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller’s normal security requirements, access to the properties, books and records pertaining to the Banking Centers in order to facilitate the consummation of the transactions herein contemplated, provided that such access shall be at reasonable times and shall not interfere with the normal business and operations of the Banking Centers or the affairs of Seller relating to the Banking Centers. Nothing in this Section 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. It is understood that certain of Seller’s records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 6.2. Delivery of Magnetic Media Records.

Seller shall prepare or cause to be prepared at its expense and make available to Purchaser at Seller’s data processing center magnetic media records in Seller’s field format not later than 60 calendar days after the execution of this Agreement, and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the information related to the items described in Subsections 2.2(b)(6) and (b)(7). Such updated records shall be made available at such time after Closing as agreed to by the parties. Seller may, with the consent of Purchaser, provide such reports in paper format instead of magnetic media format.

Section 6.3. Application for Approval to Effect Purchase of Assets and Assumption of Liabilities.

Within 30 calendar days following the execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish branches at the locations of the Banking Centers (or relocations to the extent contemplated herein) and to effect in all other respects the transactions contemplated herein. Purchaser agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its diligent, good faith efforts to obtain all necessary regulatory approvals. Purchaser knows of no reason why such applications should not receive all such approvals. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification that any application provided for hereunder has been denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

Section 6.4. Conduct of Business; Maintenance of Properties.

(a)	From the date hereof until the Effective Time, Seller covenants that it will:

(i)

Carry on, or cause to be carried on, the business of the Banking Centers substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization, and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be retained at the Banking Centers; provided, that Seller need not advertise or promote new or substantially new customer services in the principal market areas of the Banking Centers;

(ii)	Cooperate with and assist Purchaser in assuring the orderly transition of the business of the Banking Centers to Purchaser from Seller; and

(iii)	Maintain the Leasehold Estates and the Personal Property in their current condition, ordinary wear and tear excepted.

(b)	Between the date hereof and the Effective Time, Seller shall not, without the prior written consent of Purchaser:

(i)

Acquire or dispose of any fixed assets with respect to the Banking Centers, other than pursuant to commitments made on or before the date of this Agreement and except for replacement of furniture, furnishings and equipment and normal maintenance and refurbishing in the ordinary course of business of the Banking Centers, provided that this Section shall not require the replacement of any such items by Seller;

(ii)

Increase or agree to increase the salary, remuneration or compensation or other employment benefits of persons employed at the Banking Centers other than in accordance with Seller’s customary policies or bank-wide changes consistent with past practices, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical practice;

(iii)

Advertise or promote new customer services or products in the market area of the Banking Centers without obtaining the prior written consent of Purchaser, or otherwise change any pricing in deposit accounts to increase rates on deposit accounts at the Banking Centers above market rates in the principal market areas of the Banking Centers;

(iv)

Materially increase the staffing levels at any Banking Center or effect changes in branch personnel employed as of the Effective Time other than in the ordinary course of business consistent with past practices; or

(v)	Enter into any agreement to sell, grant or convey the Leasehold Estates or any part thereof.

Section 6.5. No Solicitation by Seller.

For a period of 12 months after the Effective Time, Seller will not specifically target and solicit customers of the Banking Centers utilizing any customer or mailing list that contains names and addresses of customers of the Banking Centers; provided, that these restrictions shall not apply to general mass mailings, telemarketing calls, statement stuffers or other similar communications, or newspaper, radio or television advertisements of a general nature, or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not apply to the solicitation of (i) commercial accounts normally established and maintained in offices other than the Banking Centers or (ii) any credit or debit card customer that has an agreement with Seller for merchant services that is not transferred to Purchaser.

Section 6.6. Further Actions.

Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

Section 6.7. Fees and Expenses.

Except as otherwise provided herein, Purchaser shall be responsible for the costs of all title examinations, title insurance fees, surveys, its own attorneys’ and accountants’ fees and expenses and other expenses arising in connection therewith. Seller shall be responsible for its own attorneys’ and accountants’ fees and expenses related to this transaction.

Section 6.8. Breaches with Third Parties.

If the assignment of any material claim, contract, license, lease, commitment, sales order or purchase order (or any material claim or right or any benefit arising thereunder) without the consent of a third party would constitute a breach thereof or materially affect the rights of Purchaser or Seller thereunder, then such assignment is hereby made subject to such consent or approval being obtained.

Section 6.9. Insurance.

As of the Effective Time, Seller will discontinue its insurance coverage maintained in connection with the Banking Centers and the activities conducted thereon, except for coverage relating to periods preceding the Effective Time. Purchaser shall be responsible for all insurance protection for the Banking Centers’ premises and the activities conducted thereon immediately following the Effective Time. Pending the Closing, risk of loss shall be the responsibility of Seller.

Section 6.10. Public Announcements.

Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment, regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment.

Section 6.11. Tax Reporting.

Seller shall provide Purchaser all 1098 and 1099 data required for Purchaser to comply with all 2007 and 2008 tax reporting obligations in connection with transferred assets and liabilities on or before the Effective Time, and Purchaser shall comply with all tax reporting obligations with respect to the transferred assets and liabilities after the Effective Time.

Section 6.12. Use of Seller’s Name and Documents.

Purchaser agrees to notify all relevant customers, the Federal Deposit Insurance Corporation and other relevant regulatory agencies not to use Seller’s forms and documents following the Effective Time. Purchaser will provide to customers of Seller who have checking accounts and are transferred to Purchaser at the Effective Time new checks within seven (7) business days after the Effective Time.

ARTICLE VII

CONDITIONS TO PURCHASER’S OBLIGATIONS

The obligations of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 7.1. Representations and Warranties True.

The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except to the extent otherwise provided herein or consented to by Purchaser.

Section 7.2. Obligations Performed.

Seller shall (a) deliver or make available to Purchaser those items required by Section 2.2, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 7.3. No Adverse Litigation.

As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Seller that is reasonably likely to (a) materially and adversely affect the business, properties and assets of the Banking Centers, or (b) materially and adversely affect the transactions contemplated herein.

Section 7.4. Regulatory Approval.

(a)

Purchaser and Seller shall have received all necessary regulatory approvals of the transactions provided in this Agreement, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

(b)	Such approvals shall not have imposed any condition that is materially disadvantageous or burdensome to Purchaser.

ARTICLE VIII

CONDITIONS TO SELLER’S OBLIGATIONS

                The obligations of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 8.1. Representations and Warranties True.

The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except to the extent otherwise provided herein or consented to by Seller.

Section 8.2. Obligations Performed.

Purchaser shall (a) deliver to Seller those items required by Section 2.2, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 8.3. No Adverse Litigation.

As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Purchaser or Seller that might materially and adversely affect the transactions contemplated hereunder.

Section 8.4. Regulatory Approval.

(a)

Purchaser and Seller shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein, waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

(b)	Such approvals shall not have imposed any condition that is materially disadvantageous or burdensome to Seller.

ARTICLE IX

TERMINATION

Section 9.1. Methods of Termination.

This Agreement may be terminated in any of the following ways:

(a)	by either Purchaser or Seller, in writing five calendar days in advance of such termination, if the Closing has not occurred by June 30, 2008;

(b)	at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

(c)

by Purchaser in writing if the conditions set forth in Article VII (with the exception of delivery of items required to be delivered at Closing) of this Agreement shall not have been met by Seller or waived in writing by Purchaser within 30 calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

(d)

by Seller in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by Purchaser or waived in writing by Seller within 30 calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

(e)

any time prior to the Effective Time, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; provided, however, that there shall be no cure period in connection with any breach of Section 6.3, so long as such breach by Purchaser was not caused by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within 30 calendar days after the date of this Agreement as provided in that Section; or

(f)

by Seller or Purchaser in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transactions contemplated herein, and all applicable appeals have been exhausted or the time for filing such appeals shall have expired.

(g)	by Purchaser in writing, as expressly provided for in Section 1.10;

Section 9.2. Procedure Upon Termination.

In the event of termination pursuant to Section 9.1, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

If this Agreement is terminated as provided herein,

(a)	each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

(b)

all information received by either party hereto with respect to the business of the other party (other than information that is a matter of public knowledge or that heretofore has been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

Section 9.3. Payment of Expenses.

Should the transactions contemplated herein not be consummated because of a party’s breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party, upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1. Amendment and Modification.

The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 10.2. Waiver or Extension.

Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein. No failure or delay on the part of any party in exercising any power, right or privilege hereunder shall operate as a waiver thereof; and no single or partial exercise of any such power, right or privilege shall preclude any other or further exercise thereof or of any other power, right or privilege.

Section 10.3. Assignment.

This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 10.4. Confidentiality

Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

Section 10.5. Knowledge of Seller.

“Knowledge” means, with respect to any specific matter, the actual knowledge of Seller’s Chief Executive Officer, Richard I. Linhart, Chief Financial Officer, Dale G. Phelps, and the Branch Manager of the Banking Centers, Teresa Brockwell.

Section 10.6. Retention of Documents.

Each of the parties agrees that it will not destroy the books and records of either of the Banking Centers for 5 years following the Effective Time without 45 days prior notice to the other party.

Section 10.7. Addresses for Notices, Etc.

All notices, requests, demands, consents and other communications provided for hereunder and under the related documents (a “Notice”) shall be in writing and transmitted by nationally recognized air courier (charges prepaid), telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

If to Seller:

Millennium Bank, N.A.

1601 Washington Plaza

Reston, VA 20190

Attn: Richard I. Linhart

Phone: 703-464-1966
Fax: 866-730-9432
E-mail: rlinhart@millenniumbank.com

With a copy to:

Williams Mullen
Two James Center
1021 East Cary Street
Richmond, VA 23219
Attn:	Wayne A. Whitham, Jr., Esq.
Phone:	(804) 783-6473
Fax:	(804) 783-6507
E-mail: wwhitham@williamsmullen.com

If to Purchaser:

EVB

330 Hospital Road

Tappahannock, VA 22560

Attn:	Joseph A. Shearin, President and CEO
Phone:	(804) 443-8450
Fax:	(804) 445-1047
E-mail:	joe.shearin@bankevb.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Ave., N.W.
Suite 900
Washington, D.C. 20001
Attn:	Jonathan H. Talcott, Esq.
Phone:	(202) 712-2806
Fax:	(202) 712-2856
E-mail: jon.talcott@nelsonmullins.com

or, as to each party, at such other address as shall be designated by such party by notice to the other party complying with the terms of this Section. A Notice sent by regular mail will be deemed to have been received on the third business day following mailing. A Notice sent by facsimile will be deemed to have been received on the business day following transmission.

Section 10.8. Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.9. Headings.

The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.

Section 10.10. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

Section 10.11. Sole Agreement.

Except for the Confidentiality Agreement, this Agreement and the exhibits and attachments hereto represent the sole agreement between the parties respecting the transactions contemplated hereby, and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 10.12. Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.13. Parties In Interest.

Nothing in this Agreement, express or implied, including, without limitation the provisions of Sections 1.6(a) and 1.6(c), is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

SELLER:

MILLENNIUM BANK, N.A.

By: /s/ Richard I. Linhart
Name:	Richard I. Linhart
Title:	President and CEO

PURCHASER:

EVB

By: /s/ Joseph A. Shearin

Name: Joseph A. Shearin

Title:	President and CEO